STRATEGIC GROWTH
INTERNATIONAL, INC.


                           FINANCIAL CONSULTING
                                 AGREEMENT
                                  between
                                CAVION.COM
                                    and
                   STRATEGIC GROWTH INTERNATIONAL, INC.
                               July 21, 2000


Agreement between Cavion.com ("the Company") and Strategic Growth
International, Inc. ("SGI"), to provide certain financial consulting services as follows:

DUTIES
1. SGI will meet with the Company and assist in determining a strategy to raise additional funds through a private placement of debt, equity or convertible debt.
2. SGI will conduct and attend meetings with the professional financial community to discuss the feasibility and solicit interest in assisting the Company to meet these financial goals.

COMPENSATION
The Company will pay SGI a consulting fee upon the closing of any financing transaction resulting from an initial introduction by SGI of a financial intermediary who raises funds for the Company. Such consulting fees shall apply to the overall financing transaction resulting from such introduction, regardless of the ultimate role played by the financial intermediaries, i.e., whether the intermediaries acted alone or in conjunction with other firm(s).

Such consulting fee shall 33% of all fees, cash charged by financial intermediaries introduced by SGI, such as Avalon Research Group, Inc., or investment bankers that are raising such funds.

In the event that the funds are provided directly by a financial institution as principal, SGI shall be entitled to 8% of the gross proceeds of any funds raised through equity, and 3% of the gross proceeds of any funds raised through debt.

As an additional incentive, the Company shall immediately issue 100,000 warrants on its common stock to SGI. Such warrants shall be exercisable at the closing price of the common stock on the date of the execution of this Agreement. Such warrants shall vest and shall be immediately exercisable if and when the Company has succeeded in raising and receiving at least $5,000,000 resulting from all such SGI introductions pursuant to this Agreement. The warrants will be of a five year duration from the date of vesting, and the shares underlying such warrants will have piggy-back registration rights for one year and demand registration rights after one year, and will be subject to non-dilution provisions and may be transferred in whole or in part to one or more officers of the Company.
If SGI has not made any introductions that result in a closed financing during the term of this agreement, then the Company shall have the right to rescind such warrants.

         111 Great Neck Road  Suite 606  Great Neck NY 11021-5402
                   Tel: 516-829-7111 / Fax: 516-829-8319

OUT OF POCKET EXPENSES
The Company will reimburse SGI for all reasonable out of pocket disbursements, including travel expenses, made in the performance of its duties under the agreement. Items, such as luncheons with the professional community, graphic designs and printing, postage, long distance telephone calls, etc., will be billed as expenses are incurred.

TERMS OF PAYMENT
Cash payment will be fully payable simultaneous with the Company closing any transaction pursuant to this Agreement. Closing is defined as the actual receipt of funds by the Company.

LIABILITY
The Company agrees to indemnify and hold harmless from and against any and all losses, claims, damages, expenses or liabilities which SGI may incur based upon information, representation, reports or data furnished by the Company to the extent that such material is furnished, prepared or approved by the Company for use by SGI.

TERM OF AGREEMENT
Such fee will be payable for any transaction resulting from an introduction by SGI for a period of 24 months following the date of this agreement.

Please confirm agreement to the above by endorsing all three copies and returning two (2) copies to SGI.

AGREED AND ACCEPTED BY:


/s/Marshall E. Aster                    Date of Execution: 7/21/00
Cavion.com

/s/Richard E. Cooper                    Date of Execution: 7/21/00
Strategic Growth International, Inc.

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